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                                                                    Exhibit 99.1

                          ENGAGE TO ACQUIRE MEDIABRIDGE

     Engage to Strengthen Marketer-Focused Strategy by Providing Traditional
                  Marketers the Tools Needed to Succeed Online


ANDOVER, MA - JUNE 12, 2000 - Engage, Inc. (Nasdaq: ENGA), the leading provider of next generation online marketing solutions and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced a definitive agreement to acquire privately held, Acton, Mass.-based MediaBridge Technologies, Inc., a leading provider of cross-media closed loop targeted marketing systems. This acquisition is expected to advance Engage's marketer-focused strategy by connecting powerful web site software applications for merchants with Engage's large online advertising network. Upon the close of the acquisition, which is expected by late summer and subject to MediaBridge shareholder approval, MediaBridge will operate as a wholly-owned subsidiary of Engage. Bob Angelo, MediaBridge's president and CEO, will report directly to Paul Schaut, president and CEO of Engage.

Under the terms of the agreement, Engage will issue approximately 14.5 million shares of Engage common stock to the shareholders of MediaBridge, subject to adjustment under certain circumstances. MediaBridge currently has over 200 customers and employs 185 people in offices in Acton, Mass., Los Angeles, Chicago and London. The company's fiscal year 1999 revenues were $17.8 million.

"This acquisition brings us proven management talent and innovative technologies that bridge the gap between offline and online marketing programs," said Mr. Schaut. "As a current distributor of our software products, MediaBridge has proven that their product set truly complements our solutions. The combined offering currently is being implemented by several joint customers to transform their traditional promotional campaigns into online, interactive promotions that target consistent, relevant marketing messages to specific audiences that have expressed interest in identified products or services. As their customers move online, we will help them better understand and target their online audiences using Engage Media solutions. This deal underscores Engage's unique position in the market as an innovative, results-oriented online marketing solutions company."

"Combining our expertise and customer base in cross media closed-loop targeted promotions with Engage's expertise and customer base in online marketing and media solutions redefines the competitive landscape for the marketing software infrastructure," said Mr. Angelo. "The greatest opportunity for the new economy is the old economy. The news is that these companies can for the first time look to one source to help them promote their products across existing and new media. As one company, Engage and MediaBridge will be well-positioned to help brick-and-mortar marketers take advantage of the power of the Internet, and optimize their marketing investments across media."


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MEDIABRIDGE CUSTOMERS

MediaBridge's traditional media, retail and catalog customers use MediaBridge's software to access, store, manage and reuse rich-media promotional campaigns and related data. MediaBridge's newest product offerings provide a closed-loop solution for a business's marketing needs, using information available across the enterprise to tailor specific, targeted promotions distributed across multiple media and then drawing on customer response data as feedback to further refine the promotional program.

With over 200 customers, MediaBridge representative clients include Circuit City, Reynolds and Reynolds, Sharper Image, Wall Street Journal, Dow Jones, Fujifilm, Kohls, Valpak and Polaroid.

THE COMBINED SOLUTION

Many marketers that run both offline and online promotional campaigns spend a significant amount of time and money managing two separate programs. A combined Engage and MediaBridge solution will allow the marketer to bridge all programs through a single, closed-loop solution set:

     * The MediaBridge content.server solution allows media, retail and catalog marketers to efficiently manage and reuse product information, including images, descriptions and SKUs, and plan both online and offline promotions based on this product information.

     * Engage ProfileServer allows marketers to build permission-based profiles and anonymous interest profiles by observing customer behavior across their web sites and using that information to deliver more relevant promotions and offers.

     * Engage AdManager allows marketers to manage multiple campaigns overtime targeted at any individual audience.

"We see a compelling business case for future revenue-driving applications based on integrated solutions," continued Mr. Schaut. "As the number and variety of new media proliferate, from the Internet, to wireless devices to enhanced TV, the core value to marketers of MediaBridge's content.server product will grow accordingly. We expect that this functionality and customer base understanding also will drive spending on Engage's new media network buys. These opportunities will help Engage deliver on the promise of the Internet and other new media to provide a much more personalized, relevant and entertaining marketing experience in the future."

BENEFITS TO ENGAGE

This planned acquisition will benefit Engage in several ways:

     * Enriched Engage Knowledge Profiles - MediaBridge customers will be eligible to participate in the Engage Knowledge anonymous profile database, by contributing anonymous non-personally identifiable information to Engage Knowledge. Engage will maintain its longstanding promise to consumers to collect only anonymous behavior data for its Engage Knowledge database, and not merge any of that data with personally identifiable data.


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     *    Cross-Selling Opportunities for other Engage Products and Services -
          MediaBridge customers will have a new opportunity to drive their marketing programs and analysis through Engage Media, Engage Business Media, AdKnowledge and I/PRO. In addition, MediaBridge's online media publishing customers will also have the opportunity to use Engage AdManager to manage their own ad serving programs.

     * Global Expansion - MediaBridge currently derives 40 percent of its revenue from its UK operations, thus strengthening Engage's product and service offering in the UK. In addition, Engage's operations in nine other countries worldwide will benefit from the ability to offer a combined global solution to both Engage and MediaBridge customers.

ABOUT MEDIABRIDGE:

MediaBridge is the leading provider of cross media promotional solutions. MediaBridge helps marketers sell more, faster. MediaBridge's clients and industry partners include internationally acclaimed firms on the leading edge of eCommerce, retail, media, direct marketing, financial services, and travel industries. MediaBridge is based in Acton, MA. with three offices in the U.S. and European headquarters in London. For more information on MediaBridge, please visit www.mediabridge.net.

ABOUT ENGAGE(R)

Engage, Inc. (Nasdaq: ENGA) is the leading provider of next generation online marketing solutions and a majority-owned operating company of CMGI, Inc. Based in Andover, Mass., Engage helps marketers target online audiences and convert them into loyal customers. Engage has European headquarters in London and offices worldwide. For more information on Engage, please visit www.engage.com. Engage is a registered trademark of Engage, Inc. All other products and services mentioned may be trademarks or service marks of their respective owners.

ABOUT CMGI AND CMGI @VENTURES:

With more than 70 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world, including both CMGI operating companies and synergistic investments made through its venture capital affiliate, CMGI @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

CMGI's majority-owned operating companies include Engage (Nasdaq: ENGA), NaviSite (Nasdaq: NAVI), 1stUp.com, Activate, AdForce, AltaVista, CMGion, CMGI Solutions, Equilibrium, ExchangePath, iCAST, MyWay.com, NaviPath, SalesLink, Tribal Voice, uBid.com, and yesmail.com. CMGI @Ventures has ownership interests in 57 companies, including Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq:
CPTH), MotherNature.com (Nasdaq: MTHR), Ventro (Nasdaq: VNTR) and Vicinity (Nasdaq: VCNT).


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CMGI's corporate headquarters are located in Andover, Mass. CMGI @Ventures has offices there, as well as in Menlo Park, Calif. For additional information, see http://www.cmgi.com and http://www.ventures.com.

Engage Statement Under the Private Securities Litigation Reform Act

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the consummation of this transaction, the expected benefits resulting from Engage's acquisition of MediaBridge, the expected benefits resulting from the integration of the operations of MediaBridge with the operations of Engage, and the expected number of opportunities to be presented to online marketers by the acquisition. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that the transaction will not be consummated, the business of MediaBridge will not be successfully integrated with the business of Engage; risks associated with entering into new market segments; slower than expected growth in Internet advertising; the timely development of new profile-based products and services; the adoption of new laws and regulations affecting the provision of Internet advertising services, including laws and regulations covering privacy, pricing and content; and increased competition and technological changes in the industries in which Engage competes, and other risks detailed in Engage's 1999 Annual Report on Form 10-K and from time to time in Engage's other reports filed with the SEC.

Engage is a Registered Trademark of Engage, Inc.


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